Exhibit 99.1

For immediate release	For More Information:
J. Bruce Hildebrand, Executive Vice President
325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES

THIRD QUARTER EARNINGS RESULTS

ABILENE, Texas, October 20, 2016 – First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the third quarter of 2016 of $25.60 million compared with earnings of $25.89 million in the same quarter last year. Basic earnings per share were $0.39 for the third quarter of 2016 compared with $0.40 in the same quarter a year ago.

All amounts for the third quarter and nine months ended September 30, 2016, include the results of the asset purchase of 4Trust Mortgage, Inc. on May 31, 2015, and the acquisition of First Bank, N.A., Conroe, Texas, on July 31, 2015. As of the acquisition date, First Bank had total gross loans of $252.46 million and total deposits of $356.75 million.

Net interest income for the third quarter of 2016 increased 1.12 percent to $56.73 million compared with $56.10 million in the same quarter of 2015. The net interest margin, on a taxable equivalent basis, was 4.04 percent for the third quarter of 2016 compared to 4.12 percent for the second quarter of 2016 and 4.13 percent for the third quarter of 2015. Included in interest income for the third quarter of 2016 was $528 thousand, or four basis points in net interest margin, related to discount accretion from fair value accounting related to the Conroe and Orange acquisitions.

The provision for loan losses was $3.83 million in the third quarter of 2016 compared with $2.06 million in the second quarter of 2016 and $2.66 million in the third quarter of 2015. The continued provision for loan losses in 2016 reflects the continued levels of nonperforming and classified assets, gross charge-offs, as well as the economic effects related to the oil and gas industry. Nonperforming assets as a percentage of loans and foreclosed assets totaled 1.04 percent at September 30, 2016, compared with 1.22 percent at June 30, 2016, and 0.69 percent at September 30, 2015. Classified loans totaled $126.60 million at September 30, 2016, compared to $132.67 million at June 30, 2016, and $112.12 million at September 30, 2015. The increase in provision for loan losses and gross charge-offs in the third quarter of 2016, when compared to the second quarter of 2016 and the same quarter a year ago, is primarily related to one nonaccrual commercial loan, which is in the process of liquidation. The Company recorded gross charge-offs totaling $3.0 million in the third quarter of 2016 due to new facts and circumstances related to this loan. The Company has recorded $4.0 million for the nine months ended September 30, 2016, on this loan.

At September 30, 2016, loans with oil and gas industry exposure totaled 2.58% of gross loans. These loans comprised $31.54 million of the classified loan totals and $5.14 million of the nonperforming loan totals. In addition, $104 thousand in net charge-offs was related to these oil and gas loans for the quarter ended September 30, 2016. At September 30, 2016, the Company’s allowance for loan loss reserve specific to its total oil and gas loan portfolio totaled 5.60% of total oil and gas loans.

Noninterest income increased 8.34 percent in the third quarter of 2016 to $22.15 million compared with $20.45 million in the same quarter a year ago. Trust fees increased to $5.07 million in the third quarter of 2016 compared with $4.82 million in the same quarter last year, due to continued growth in the fair value of Trust assets managed to $4.22 billion from $3.83 billion a year ago. This growth offset a $76 thousand decline in Trust oil and gas fee income in the third quarter of 2016 compared to the same quarter a year ago. ATM, interchange and credit card fees and service charges on deposit accounts increased 3.56 percent and 3.07 percent, respectively, to $6.00 million and $4.80 million compared with $5.79 million and $4.65 million, respectively, in the same quarter last year due to continued growth in net new accounts and debit cards. Real estate mortgage fees increased 25.52 percent in the third quarter of 2016 to $4.70 million compared with $3.74 million in the same quarter a year ago.

Noninterest expense for the third quarter of 2016 totaled $42.00 million compared to $39.97 million in the third quarter of 2015. The Company’s efficiency ratio in the third quarter of 2016 was 49.33 percent compared with 48.44 percent in the same quarter last year. The increase in noninterest expense in the third quarter of 2016 was primarily a result of an increase in salary and employee benefit costs to $22.93 million compared to $21.65 million in the same quarter a year ago, primarily driven by the addition of 4Trust Mortgage and First Bank employees, annual pay increases and a significant increase in medical insurance costs due to several large claims. Included in noninterest expense in the third quarter of 2015 were technology contract termination and conversion related costs totaling $1.14 million related to the First Bank acquisition.

For the nine months ended September 30, 2016, net income increased 3.88 percent to $78.11 million from $75.19 million a year ago. Basic earnings per share rose to $1.18 from $1.16 in the same period last year. Net interest income increased 6.75 percent to $170.30 million for the nine months ended September 30, 2016, from $159.53 million in the same period a year ago. The provision for loan losses totaled $8.22 million compared with $5.51 million in the same period a year ago. Noninterest income was $63.41 million for the first nine months 2016 compared with $54.15 million in the same period a year ago. Noninterest expense rose to $123.84 million compared with $109.12 million during the same period a year ago.

As of September 30, 2016, consolidated assets for the Company totaled $6.69 billion compared to $6.61 billion at June 30, 2016, and $6.47 billion at September 30, 2015. Loans grew to $3.37 billion at September 30, 2016, compared with loans of $3.31 billion at June 30, 2016 and $3.29 billion at September 30, 2015. Deposits totaled $5.24 billion at September 30, 2016, compared to $5.06 billion at June 30, 2016, and $5.10 billion at September 30, 2015. Shareholders’ equity rose to $867.94 million as of September 30, 2016, compared with $866.16 million at June 30, 2016, and $792.03 million at September 30, 2015.

“We were pleased to see growth in our loans and deposits for the third quarter,” said F. Scott Dueser, Chairman, President and CEO. “We continue to realize the effects that the continued low interest rates, commodity prices, and oil and gas prices have on our balance sheet and income statement. We are encouraged that oil and gas prices have increased and, hopefully, will continue. To counteract the effects of these low prices, we are working hard to grow loans and deposits, while cutting expenses to improve our bottom line while continuing to look for acquisition opportunities to better utilize our strong capital position and increase our return to our shareholders.”

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 69 locations in Texas including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, Fort Worth, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with eight locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

*****

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2016			2015
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
ASSETS
Cash and due from banks	$166,981	$135,092	$139,995	$179,140	$133,340
Interest-bearing deposits in banks	117,334	67,746	22,993	89,936	4,268
Interest-bearing time deposits in banks	1,707	2,427	2,427	3,495	4,491
Fed funds sold	3,400	2,960	2,660	3,810	2,790
Investment securities	2,729,159	2,795,493	2,763,185	2,734,177	2,737,639
Loans	3,369,384	3,309,388	3,299,207	3,350,593	3,288,422
Allowance for loan losses	(45,298)	(45,060)	(44,072)	(41,877)	(40,420)

Net loans	3,324,086	3,264,328	3,255,135	3,308,716	3,248,002
Premises and equipment	122,725	122,326	118,208	115,712	116,803
Goodwill	139,971	139,971	139,971	139,971	139,655
Other intangible assets	3,758	3,959	4,198	4,478	4,641
Other assets	77,615	80,688	76,413	85,635	76,016

Total assets	$6,686,736	$6,614,990	$6,525,185	$6,665,070	$6,467,645

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$1,702,993	$1,644,812	$1,654,271	$1,745,952	$1,720,383
Interest-bearing deposits	3,532,471	3,411,477	3,409,536	3,444,217	3,376,900

Total deposits	5,235,464	5,056,289	5,063,807	5,190,169	5,097,283
Borrowings	513,759	556,924	525,340	615,675	500,903
Other liabilities	69,569	135,619	97,430	54,240	77,425
Shareholders’ equity	867,944	866,158	838,608	804,986	792,034

Total liabilities and shareholders’ equity	$6,686,736	$6,614,990	$6,525,185	$6,665,070	$6,467,645

	Quarter Ended
	2016			2015
	Sept. 30,	June 30,	Mar. 31,	Dec 31,	Sept. 30,
INCOME STATEMENTS
Interest income	$58,093	$57,881	$58,335	$59,047	$57,163
Interest expense	1,366	1,330	1,312	1,046	1,065

Net interest income	56,727	56,551	57,023	58,001	56,098
Provision for loan losses	3,833	2,058	2,328	4,177	2,664

Net interest income after provision for loan losses	52,894	54,493	54,695	53,824	53,434
Noninterest income	22,152	21,438	19,821	19,280	20,446
Noninterest expense	42,003	40,756	41,081	40,342	39,973

Net income before income taxes	33,043	35,175	33,435	32,762	33,907
Income tax expense	7,440	8,366	7,739	7,570	8,021

Net income	$25,603	$26,809	$25,696	$25,192	$25,886

PER COMMON SHARE DATA
Net income - basic	$0.39	$0.41	$0.39	$0.38	$0.40
Net income - diluted	0.39	0.41	0.39	0.38	0.40
Cash dividends declared	0.18	0.18	0.16	0.16	0.16
Book Value	13.14	13.11	12.70	12.20	12.01
Market Value	$36.44	$32.79	$29.58	$30.17	$31.78
Shares outstanding - end of period	66,063,285	66,059,912	66,043,442	65,990,234	65,942,155
Average outstanding shares - basic	66,023,069	66,016,562	65,974,559	65,940,127	65,335,457
Average outstanding shares - diluted	66,147,202	66,138,275	66,118,998	66,105,098	65,501,697

PERFORMANCE RATIOS
Return on average assets	1.54%	1.65%	1.58%	1.53%	1.61%
Return on average equity	11.72	12.76	12.55	12.54	13.63
Net interest margin (tax equivalent)	4.04	4.12	4.15	4.16	4.13
Efficiency ratio	49.33	48.43	49.52	48.38	48.44

	Nine Months Ended Sept. 30,
	2016	2015
INCOME STATEMENTS
Interest income	$174,309	$162,576
Interest expense	4,008	3,042

Net interest income	170,301	159,534
Provision for loan losses	8,219	5,508

Net interest income after provision for loan losses	162,082	154,026
Noninterest income	63,410	54,152
Noninterest expense	123,840	109,122

Net income before income taxes	101,652	99,056
Income tax expense	23,544	23,867

Net income	$78,108	$75,189

PER COMMON SHARE DATA
Net income - basic	$1.18	$1.16
Net income - diluted	1.18	1.16
Cash dividends declared	0.52	0.46
Book Value	13.14	12.01
Market Value	$36.44	$31.78
Shares outstanding - end of period	66,063,285	65,942,155
Average outstanding shares - basic	66,004,797	64,540,034
Average outstanding shares - diluted	66,135,918	64,736,155
PERFORMANCE RATIOS
Return on average assets	1.59%	1.64%
Return on average equity	12.33	13.99
Net interest margin (tax equivalent)	4.10	4.10
Efficiency ratio	49.09	47.34

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2016			2015
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$45,060	$44,072	$41,877	$40,420	$38,999
Loans charged off	(4,372)	(1,888)	(1,782)	(3,110)	(1,477)
Loan recoveries	777	818	1,649	390	234

Net recoveries (charge-offs)	(3,595)	(1,070)	(133)	(2,720)	(1,243)
Provision for loan losses	3,833	2,058	2,328	4,177	2,664

Balance at end of period	$45,298	$45,060	$44,072	$41,877	$40,420

Allowance for loan losses / period-end loans	1.34%	1.36%	1.34%	1.25%	1.23%
Allowance for loan losses / nonperforming loans	131.04	112.36	156.24	143.70	183.39
Net charge-offs / average loans (annualized)	0.43	0.13	0.02	0.33	0.16
SUMMARY OF LOAN CLASSIFICATION
Special Mention	$25,488	$26,125	$31,486	$40,576	$43,284
Substandard	101,110	106,540	110,657	108,813	68,772
Doubtful	2	—	—	37	62

Total classified loans	$126,600	$132,665	$142,143	$149,426	$112,118

NONPERFORMING ASSETS
Nonaccrual loans	$33,712	$38,904	$27,175	$28,601	$21,788
Accruing troubled debt restructured loans	750	961	973	199	204
Accruing loans 90 days past due	107	237	59	341	49

Total nonperforming loans	34,569	40,102	28,207	29,141	22,041
Foreclosed assets	369	285	821	627	701

Total nonperforming assets	$34,938	$40,387	$29,028	$29,768	$22,742

As a % of loans and foreclosed assets	1.04%	1.22%	0.88%	0.89%	0.69%
As a % of end of period total assets	0.52	0.61	0.44	0.45	0.35
OIL AND GAS PORTFOLIO INFORMATION
Oil and gas loans	$86,785	$87,857	$92,058	$96,712	$92,382
Oil and gas loans as a % of total loans	2.58%	2.65%	2.79%	2.89%	2.81%
Classified oil and gas loans	31,541	32,674	36,402	34,506	30,028
Nonaccrual oil and gas loans	5,140	5,763	4,917	5,404	2,589
Net charge-offs for oil and gas loans	104	419	517	1,370	567
Allowance for oil and gas loans as a % of oil and gas loans	5.60%	6.57%	7.37%	6.35%	6.48%
CAPITAL RATIOS
Common equity Tier 1 capital ratio	17.11%	16.64%	16.46%	15.90%	15.73%
Tier 1 capital ratio	17.11	16.64	16.46	15.90	15.73
Total capital ratio	18.28	17.79	17.60	16.97	16.78
Tier 1 leverage	10.60	10.50	10.23	9.96	9.96
Equity to assets	12.98	13.09	12.85	12.08	12.25

	Quarter Ended
	2016			2015
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
NONINTEREST INCOME
Trust fees	$5,066	$4,726	$4,655	$4,961	$4,818
Service charges on deposits	4,796	4,404	4,413	4,730	4,653
ATM, interchange and credit card fees	6,000	5,840	5,680	5,651	5,794
Real estate mortgage fees	4,697	4,013	3,139	3,088	3,742
Net gain on sale of available-for-sale securities	239	912	2	51	136
Net gain (loss) on sale of foreclosed assets	(10)	278	76	528	28
Net gain (loss) on sale of assets	(168)	(74)	513	(809)	(11)
Interest on loan recoveries	709	629	633	216	323
Other noninterest income	823	710	710	864	963

Total noninterest income	$22,152	$21,438	$19,821	$19,280	$20,446

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$22,193	$22,038	$21,545	$20,647	$20,007
Profit sharing expense	738	109	1,045	1,265	1,641
Net occupancy expense	2,672	2,583	2,631	2,674	3,050
Equipment expense	3,420	3,386	3,380	3,218	3,114
FDIC insurance premiums	513	818	824	837	819
ATM, interchange and credit card expenses	1,859	1,806	1,687	1,540	1,509
Legal, tax and professional fees	2,389	2,108	2,209	2,037	1,497
Audit fees	413	400	449	359	444
Printing, stationery and supplies	536	464	503	617	594
Amortization of intangible assets	172	199	199	199	200
Advertising and public relations	1,729	1,537	1,444	1,481	1,564
Correspondent bank service charges	240	239	247	239	238
Other noninterest expense	5,129	5,069	4,918	5,229	5,296

Total noninterest expense	$42,003	$40,756	$41,081	$40,342	$39,973

TAX EQUIVALENT YIELD ADJUSTMENT	$6,271	$6,168	$6,115	$6,111	$5,984

	Nine Months Ended Sept. 30,
	2016	2015
NONINTEREST INCOME
Trust fees	$14,446	$14,289
Service charges on deposits	13,614	12,442
ATM, interchange and credit card fees	17,521	16,209
Real estate mortgage fees	11,849	7,321
Net gain (loss) on sale of available-for-sale securities	1,153	380
Net gain (loss) on sale of foreclosed assets	343	10
Net gain (loss) on sale of assets	271	(11)
Interest on loan recoveries	1,970	834
Other noninterest income	2,243	2,678

Total noninterest income	$63,410	$54,152

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$65,776	$54,896
Profit sharing expense	1,892	4,190
Net occupancy expense	7,886	7,640
Equipment expense	10,186	9,005
FDIC insurance premiums	2,155	2,316
ATM, interchange and credit card expenses	5,352	4,844
Legal, tax and professional fees	6,708	4,895
Audit fees	1,263	1,196
Printing, stationery and supplies	1,504	1,662
Amortization of intangible assets	570	362
Advertising and public relations	4,710	4,402
Correspondent bank service charges	726	686
Other noninterest expense	15,112	13,028

Total noninterest expense	$123,840	$109,122

TAX EQUIVALENT YIELD ADJUSTMENT	$18,554	$16,831

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended			Three Months Ended
	Sept. 30, 2016			June 30, 2016
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$4,596	$4	0.33%	$5,701	$6	0.44%
Interest-bearing deposits in nonaffiliated banks	69,285	95	0.55	37,159	57	0.61
Taxable securities	1,305,103	6,775	2.08	1,349,325	7,130	2.11
Tax exempt securities	1,478,719	16,541	4.47	1,439,575	16,446	4.57
Loans	3,349,458	40,948	4.86	3,295,557	40,410	4.93

Total interest-earning assets	6,207,161	$64,363	4.13%	6,127,317	$64,049	4.20%
Noninterest-earning assets	428,239			416,414

Total assets	$6,635,400			$6,543,731

Interest-bearing liabilities:
Deposits	$3,460,208	$1,111	0.13%	$3,388,572	$1,033	0.12%
Fed funds purchased and other borrowings	569,883	254	0.18	587,981	297	0.20

Total interest-bearing liabilities	4,030,091	$1,365	0.13%	3,976,553	$1,330	0.14%
Noninterest-bearing liabilities	1,736,071			1,722,037
Shareholders’ equity	869,238			845,141

Total liabilities and shareholders’ equity	$6,635,400			$6,543,731

Net interest income and margin (tax equivalent)		$62,998	4.04%		$62,719	4.12%

	Three Months Ended Mar. 31, 2016			Three Months Ended Dec. 31, 2015
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$7,534	$9	0.50%	$5,769	$4	0.31%
Interest-bearing deposits in nonaffiliated banks	40,239	51	0.51	32,937	33	0.40
Taxable securities	1,323,606	7,262	2.19	1,352,555	7,170	2.12
Tax exempt securities	1,428,178	16,326	4.57	1,408,410	16,305	4.63
Loans	3,312,664	40,802	4.95	3,309,685	41,646	4.99

Total interest-earning assets	6,112,221	$64,450	4.24%	6,109,356	$65,158	4.23%
Noninterest-earning assets	432,862			427,018

Total assets	$6,545,083			$6,536,374

Interest-bearing liabilities:
Deposits	$3,445,622	$1,052	0.12%	$3,391,514	$882	0.10%
Fed funds purchased and other borrowings	562,569	260	0.19	575,861	164	0.11

Total interest-bearing liabilities	4,008,191	$1,312	0.13%	3,967,375	$1,046	0.10%
Noninterest-bearing liabilities	1,713,122			1,772,060
Shareholders’ equity	823,770			796,939

Total liabilities and shareholders’ equity	$6,545,083			$6,536,374

Net interest income and margin (tax equivalent)		$63,138	4.15%		$64,112	4.16%

	Three Months Ended Sept. 30, 2015
	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$8,334	$8	0.40%
Interest-bearing deposits in nonaffiliated banks	42,083	33	0.31
Taxable securities	1,372,834	7,296	2.13
Tax exempt securities	1,376,119	16,021	4.66
Loans	3,161,229	39,789	4.99

Total interest-earning assets	5,960,599	$63,147	4.20%
Noninterest-earning assets	402,174

Total assets	$6,362,773

Interest-bearing liabilities:
Deposits	$3,295,411	$932	0.11%
Fed funds purchased and other borrowings	572,431	133	0.09

Total interest-bearing liabilities	3,867,842	$1,065	0.11%
Noninterest-bearing liabilities	1,741,319
Shareholders’ equity	753,612

Total liabilities and shareholders’ equity	$6,362,773

Net interest income and margin (tax equivalent)		$62,082	4.13%

	Nine Months Ended Sept. 30, 2016			Nine Months Ended Sept. 30, 2015
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$5,939	$19	0.44%	$8,503	$23	0.36%
Interest-bearing deposits in nonaffiliated banks	48,969	202	0.55	55,330	148	0.36
Taxable securities	1,325,935	21,167	2.13	1,377,363	22,502	2.18
Tax exempt securities	1,448,933	49,313	4.54	1,288,242	45,102	4.67
Loans	3,319,337	122,162	4.92	3,016,686	111,632	4.95

Total interest-earning assets	6,149,113	$192,863	4.19%	5,746,124	$179,407	4.17%
Noninterest-earning assets	425,847			372,345

Total assets	$6,574,960			$6,118,469

Interest-bearing liabilities:
Deposits	$3,431,572	$3,197	0.12%	$3,231,925	$2,761	0.11%
Fed funds purchased and other short term borrowings	573,464	811	0.19	507,011	281	0.07

Total interest-bearing liabilities	4,005,036	$4,008	0.13%	3,738,936	$3,042	0.11%
Noninterest-bearing liabilities	1,723,790			1,661,008
Shareholders’ equity	846,134			718,525

Total liabilities and shareholders’ equity	$6,574,960			$6,118,469

Net interest income and margin (tax equivalent)		$188,855	4.10%		$176,365	4.10%